                                                             Exhibit 99.906 CERT


I, William G. Papesh, Principal Executive Officer of WM Variable Trust (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds.


By:      /s/ William G. Papesh
         -------------------------------------
         William G. Papesh
         President and Chief Executive Officer
         Principal Executive Officer
Date:    March 1, 2007

I, Jeffrey L. Lunzer, Principal Financial Officer of WM Variable Trust (the "Funds"), certify that:

1. The Form N-CSR of the Funds for the period ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds for the period ended December 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds.


By:       /s/ Jeffrey L. Lunzer
          ------------------------------------
         Jeffrey L. Lunzer
         Treasurer and Chief Financial Officer
         Principal Financial Officer
Date:    March 1, 2007